Exhibit 7.4



                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             ROCHE HOLDINGS, INC.,

                              HLR (U.S.) II, INC.

                                      AND

                                GENENTECH, INC.

                              Dated May 23, 1995


                               TABLE OF CONTENTS


RECITALS................................................................  1

ARTICLE I  DEFINITIONS..................................................  1

ARTICLE II  THE MERGER; EFFECTIVE TIME; CLOSING.........................  3
         2.1   The Merger...............................................  3
         2.2   Effective Time...........................................  4
         2.3   Closing..................................................  4

ARTICLE III  TERMS OF MERGER............................................  4
         3.1.  Certificate of Incorporation.............................  4
         3.2.  The By-Laws..............................................  4
         3.3   Directors................................................  4
         3.4.  Officers.................................................  4

ARTICLE IV  MERGER CONSIDERATION; CONVERSION OR
                 CANCELLATION OF SHARES IN THE MERGER...................  5
         4.1.  Share Consideration; Conversion or Cancellation
               of Shares in the Merger..................................  5
         4.2.  Exchange of Shares in the Merger.........................  6
         4.3.  Transfer of Shares after the Effective Time..............  7

ARTICLE V  ADDITIONAL COVENANTS AND AGREEMENTS..........................  8
         5.1.  Stockholder Meeting; Proxy Material; Registration
               Statement; Stock Exchange Listing........................  8
         5.2.  Reasonable Efforts.......................................  8
         5.3.  Continued Applicability of the Governance
               Agreement................................................  9
         5.4.  Compliance with Securities Laws..........................  9
         5.5.  Option Plans.............................................  9
         5.6.  Additional Agreements.................................... 10
         5.7.  Voting................................................... 10
         5.8.  Certain Proceedings...................................... 10

ARTICLE VI  CONDITIONS.................................................. 10
         6.1.  Conditions to Each Party's Obligations................... 10
         6.2.  Condition to Obligations of Roche and Merger
               Sub...................................................... 11
         6.3.  Conditions to Obligations of the Company................. 12

ARTICLE VII  TERMINATION................................................ 12
         7.1.  Termination.............................................. 12
         7.2.  Effect of Termination and Abandonment.................... 12

ARTICLE VIII  MISCELLANEOUS AND GENERAL................................. 12
         8.1.  Expenses................................................. 12
         8.2.  Notices, Etc............................................. 13
         8.3.  Amendments, Waivers, Etc................................. 13
         8.4.  No Assignment............................................ 14
         8.5.  Entire Agreement......................................... 14
         8.6.  No Third Party Beneficiaries............................. 14
         8.7.  Jurisdiction............................................. 14
         8.8.  Governing Law............................................ 14
         8.9.  Name, Captions, Etc...................................... 14
         8.10.Counterparts.............................................. 15



                         AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated May 23, 1995, among Roche Holdings, Inc., a Delaware corporation ("Roche"), HLR (U.S.) II, Inc., a newly formed Delaware corporation which is a direct wholly-owned subsidiary of Roche ("Merger Sub"), and Genentech, Inc., a Delaware corporation (the "Company").


                                   RECITALS

               WHEREAS, the Boards of Directors of Roche, Merger Sub and the Company each have determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into the Company, upon the terms and subject to the conditions of this Agreement;

               NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Roche, Merger Sub and the Company hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

               As used in this Agreement, the following terms shall have the respective meanings set forth below:

               "Affiliate":  As defined in Rule 12b-2 under the Exchange Act.

               "Authorization": Any consent, approval or authorization of, expiration or termination of any waiting period requirement by, or filing, registration, qualification, declaration or designation with, any Governmental Body.

               "Certificate of Merger": The certificate of merger with respect to the merger of Merger Sub with and into the Company, containing the provisions required by, and executed in accordance with, Section 251 of the DGCL.

               "Certificates":  As defined in Section 4.2(b).

               "Closing Date":  The date on which the Effective Time occurs.

               "Code": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

               "Common Shares": The shares of Common Stock, par value $.02 per share, of the Company.

               "DGCL":  The General Corporation Law of the State of Delaware.

               "Effective Time":  As defined in Section 2.2.

               "Exchange Act": The Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

               "Exchange Agent":  As defined in Section 4.2(a).

               "Exchange Fund":  As defined in Section 4.2(a).

               "Governance Agreement": The Governance Agreement dated as of September 7, 1990 between Roche and the Company.

               "Governmental Body": Any Federal, state, municipal, political subdivision or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

               "Marketing Agreement": The Agreement between F. Hoffmann --La Roche Ltd. and the Company, to be dated as of the Closing Date, in substantially the form attached hereto as Exhibit D.

               "Merger":  As defined in Section 2.1.

               "New Governance Agreement":  The Amended and Restated
Governance Agreement between Roche and the Surviving Corporation, to be dated as of the Closing Date, in substantially the form attached hereto as Exhibit A.

               "New Guaranty": The Guaranty of Roche Holding Ltd, a Swiss corporation, to be dated as of the Closing Date, in substantially the form attached hereto as Exhibit B.

               "NYSE":  The New York Stock Exchange, Inc.

               "Option":  As defined in Section 4.1(d).

               "Option Plans":  As defined in Section 4.1(d).

               "Person": Any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

               "Redeemable Common Shares": The shares of Redeemable Common Stock, par value $.02 per share, of the Company.

               "Roche Shares": The Common Shares held by Roche or any Affiliate thereof.

               "S-4 Registration Statement":  As defined in Section 5.1(b).

               "SEC":  The Securities and Exchange Commission.

               "Securities Act": The Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

               "Share Consideration": The Special Common Shares which the holders of Common Shares (other than Roche or any Affiliate of Roche) will be entitled to receive in the Merger pursuant to Section 4.1(a) hereof.

               "Shares": Collectively, the Common Shares and the Redeemable Common Shares (other than Common Shares or Redeemable Common Shares owned by Roche or any Affiliate of Roche).

               "Special Common Shares": The shares of Special Common Stock, par value $.02 per share, of the Surviving Corporation.

               "Stockholder Meeting":  As defined in Section 5.1.

               "Surviving Corporation": The surviving corporation in the Merger.

               "Termination Date": As defined in Section 5.3.


                                  ARTICLE II
                      THE MERGER; EFFECTIVE TIME; CLOSING

               2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Merger Sub, which at such time shall have no assets or business operations and shall exist solely for the purpose of effecting the Merger, shall be merged (the "Merger") with and into the Company in accordance with the provisions of Section 251 of the DGCL and with the effect provided in Sections 259 and 261 of the DGCL. The separate corporate existence of Merger Sub shall thereupon cease and the Company shall be the Surviving Corporation and shall continue to be governed by the laws of the State of Delaware.

               2.2 Effective Time. The Merger shall become effective on the date and at the time (the "Effective Time") that the Certificate of Merger shall have been accepted for filing by the Secretary of State of the State of Delaware (or such later date and time as may be specified in the Certificate of Merger), which shall be the Closing Date or as soon as practicable thereafter.

               2.3 Closing. The consummation of the transactions contemplated by this Agreement shall take place (i) at the offices of Wachtell, Lipton, Rosen & Katz, New York, New York, at 10:00 a.m. on the second business day following the date on which the last of the conditions set forth in Article VI hereof is fulfilled or (subject to applicable law) waived or (ii) at such other place and/or time and/or on such other date as Roche and the Company may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VI.


                                  ARTICLE III
                                TERMS OF MERGER

               3.1. Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the New Governance Agreement and of the DGCL, except that at the Effective Time Article THIRD of such Certificate of Incorporation shall be amended by operation of the Merger, of this Agreement and of the DCGL in substantially the form attached hereto as Exhibit C.

               3.2. The By-Laws. The By-Laws of the Company in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the Certificate of Incorporation of the Surviving Corporation, of the New Governance Agreement and of the DGCL.

               3.3 Directors. The directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws and the New Governance Agreement.

               3.4. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws and the New Governance Agreement.


                                  ARTICLE IV
                      MERGER CONSIDERATION; CONVERSION OR
                     CANCELLATION OF SHARES IN THE MERGER

               4.1. Share Consideration; Conversion or Cancellation of Shares in the Merger. Subject to the provisions of this Article IV, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations and options issued by any such corporation in respect of any such shares shall be treated as follows:

               (a) Each Common Share issued and outstanding immediately prior to the Effective Time (other than the Roche Shares, which Common Shares shall be cancelled, and thereupon the holders thereof shall cease to have rights with respect thereto, and other than shares held in the treasury of the Company) shall be converted into one Special Common Share.

               (b) All Common Shares converted into Special Common Shares pursuant to Section 4.1(a) shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each holder of a certificate theretofore representing any such Common Shares shall thereafter cease to have any rights with respect to such Common Shares, except the right to receive for each Common Share, upon the surrender of such certificate in accordance with Section 4.2, the Share Consideration.

               (c) The common stock, par value $.02 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into a number of Common Shares equal to, in the aggregate, the number of Roche Shares.

               (d) Each outstanding option to purchase Redeemable Common Shares or Common Shares, as the case may be (each, an "Option"), issued pursuant to the Company's stock option plans (collectively, the "Option Plans") (whether or not vested or exercisable) shall, without any action by the holder thereof, constitute an option to acquire, on the same terms and conditions as were applicable under such Option immediately prior to the Effective Time, that number of Special Common Shares equal to the number of Redeemable Common Shares or Common Shares, as the case may be, subject to such Option immediately prior to the Effective Time, at the price or prices per share in effect pursuant to the terms of such Option immediately prior to the Effective Time.

               4.2. Exchange of Shares in the Merger. The manner of exchanging Shares converted in the Merger pursuant to Section 4.1(a) hereof shall be as follows:

               (a) At the Effective Time, the Company shall make available to an exchange agent selected by the Company (the "Exchange Agent"), for the benefit of those Persons who immediately prior to the Effective Time were the holders of Shares, a sufficient number of certificates representing Special Common Shares required to effect the delivery of the aggregate Share Consideration required to be issued pursuant to Section 4.1(a) (the certificates representing Special Common Shares comprising such aggregate Share Consideration being hereinafter referred to as the "Exchange Fund").

               (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for exchange therefor. Upon surrender of Certificates to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for the Shares represented by such Certificates the Share Consideration and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, Certificates shall represent solely the right to receive the Share Consideration. No dividends or other distributions that are declared after the Effective Time on Special Common Shares and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Special Common Shares until such Persons surrender their Certificates. Upon such surrender, there shall be paid to the Person in whose name the Special Common Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Special Common Shares between the Effective Time and the time of such surrender. After such surrender there shall be paid to the Person in whose name the Special Common Shares are issued any dividends or other distributions on such Special Common Shares which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender; such payment shall be made on such payment date. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any certificate representing Special Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Special Common Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Special Common Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Special Common Shares for the account of the Persons entitled thereto.

               (c) Any portion of the Exchange Fund which remains unclaimed by the former holders of Shares for one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand of the Surviving Corporation, and any former holders of Shares shall thereafter look only to the Surviving Corporation for payment of their claim for the Share Consideration for the Shares. If, after the Effective Time, certificates representing Shares outstanding prior to the Effective Time are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article IV.

               4.3. Transfer of Shares after the Effective Time. No transfers of Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

                                   ARTICLE V

                      ADDITIONAL COVENANTS AND AGREEMENTS

               5.1. Stockholder Meeting; Proxy Material; Registration Statement; Stock Exchange Listing. (a) The Company shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger (including the amendments to the Certificate of Incorporation of the Company to be effected by the Merger).
The directors of the Company shall, subject to their fiduciary duties, recommend approval and adoption of this Agreement and the Merger (including such amendments) by the Company's stockholders. In connection with such meeting, the Company (i) will promptly prepare and file with the SEC, will use all reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable a proxy statement/prospectus, registration statement and all other documents which may be required to be filed or mailed in connection with such meeting and the consummation of the transactions contemplated hereby, (ii) will, subject to the fiduciary duties of its board of directors, use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting.

               (b) The Company shall promptly prepare and file with the SEC under the 1933 Act a registration statement on Form S-4 with respect to the Special Common Stock (the "S-4 Registration Statement") and shall use all reasonable efforts to cause the S-4 Registration Statement to be declared effective as promptly as practicable. The Company shall take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Special Common Stock in the Merger.

               (c) The Company shall use all reasonable efforts to cause the Special Common Stock to be issued in connection with the Merger, and upon exercise of Options which are exercised after the Effective Time to be listed on the NYSE, subject to official notice of issuance and evidence of satisfactory distribution.

               5.2. Reasonable Efforts. The Company and Roche shall and shall use all reasonable efforts to cause their respective subsidiaries to:
(i) promptly make all filings and seek to obtain all Authorizations required under all applicable laws with respect to the Merger and the other transactions contemplated hereby and will cooperate with each other with respect thereto; (ii) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in
Article VI and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon as practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); and (iii) not take any action which might reasonably be expected to impair the ability of the parties to consummate the Merger at the earliest possible time (regardless of whether such action would otherwise be permitted or not prohibited hereunder); provided that the foregoing shall not require Roche to furnish, other than for itself and its United States Affiliates, financial statements prepared in accordance with United States generally accepted accounting principles or any reconciliation of financial statements with United States generally accepted accounting principles.

               5.3. Continued Applicability of the Governance Agreement. On and after July 1, 1995, each of Roche and the Company shall continue to abide by the terms of the Governance Agreement, except that the references (a) in
Section 2.01 to "June 30, 1996" shall be deemed to be replaced by the date that is the first anniversary of the date, if any, upon which this Agreement is terminated pursuant to Section 7.01 hereof (the "Termination Date"); (b) in Sections 3.01 and 3.02(a) to "July 1, 1995" shall be deemed to be replaced by the date that is the Termination Date; (c) in Section 4.01 to "June 30, 1995" shall be deemed to be replaced by the Termination Date; and (d) in Section
4.01 to "June 30, 1996" shall be deemed to be replaced by the first anniversary of the Termination Date.

               5.4. Compliance with Securities Laws. The parties hereto agree to take, and to cause their respective affiliates to take, all actions necessary to comply with the Securities Act and the Exchange Act and the rules and regulations promulgated under such statutes in connection with the Merger and the transactions contemplated by this Agreement; provided that the foregoing shall not require Roche to furnish, other than for itself and its United States Affiliates, financial statements prepared in accordance with United States generally accepted accounting principles or any reconciliation of financial statements with United States generally accepted accounting principles.

               5.5. Option Plans. The Surviving Corporation shall take all action necessary to ensure that, as provided in Section 4.1(d) hereof, Options outstanding immediately prior to the Effective Time shall represent, at and after the Effective Time, Options to acquire Special Common Shares on the same terms as in effect immediately prior to the effective time pursuant to such Options (and the related Option Plans) with respect to Shares. The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of Special Common Shares for delivery upon exercise of the Options. The Surviving Corporation shall file a registration statement on Form S-8 (or any successor form) or another appropriate form, effective as of the Effective Time, with respect to Special Common Shares subject to such Options and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding.

               5.6. Additional Agreements. The Company and Roche agree to execute each of the New Governance Agreement and the Marketing Agreement in the forms attached hereto as Exhibits A and D, respectively, immediately prior to the Effective Time.

               5.7. Voting. Roche agrees to vote all Common Shares owned by it or any of its affiliates in favor of the Merger.

               5.8. Certain Proceedings. In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.


                                  ARTICLE VI
                                  CONDITIONS

               6.1. Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefitted thereby, to the extent permitted by applicable law:

               (a) Stockholder Approval. This Agreement and the amendments to Article THIRD Company's Certificate of Incorporation shall have been duly approved or ratified by the requisite vote of holders of Common Shares and Redeemable Common Shares in accordance with applicable law, the Certificate of Incorporation (including Article ELEVENTH thereof) and By-Laws of the Company and the Governance Agreement.

               (b) Additional Agreements. The New Governance Agreement and the Marketing Agreement shall have been executed in substantially the forms attached hereto as Exhibits A and D, respectively, and shall be in full force and effect.

               (c) Amendment of Certificate of Incorporation. Article THIRD of the Certificate of Incorporation shall have been amended by operation of the Merger in substantially the form attached hereto as Exhibit C.

               (d) No Injunction. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger.

               (e) Registration Statement. The S-4 Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance or trading of the Special Common Shares shall have been received.

               (f) Listing of Special Common Shares on NYSE. The Special Common Shares required to be issued hereunder (including upon exercise of Options as referred to in Section 4.1(d)) shall have been approved for listing on the NYSE, subject only to official notice of issuance.

               (g) Third Party Consents. All required authorizations, consents or approvals of any third party, the failure to obtain which would have a material adverse effect on the Company and its subsidiaries taken as a whole, shall have been obtained.

               6.2. Condition to Obligations of Roche and Merger Sub. The respective obligations of Roche and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of the condition, which may be waived in whole or part by Roche and Merger Sub, as the case may be, to the extent permitted by applicable law, that the Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

               6.3. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of the following conditions, which may be waived in whole or in part by the Company to the extent permitted by applicable law:

               (a) Performance. Roche shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

               (b) New Guaranty. The New Guaranty shall have been executed in substantially the form attached as Exhibit B hereto and shall be in full force and effect.


                                  ARTICLE VII
                                  TERMINATION

               7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time:

               (a) Prior to the Effective Time, before or after the approval by holders of Common Shares or Redeemable Common Shares, by the mutual written consent of Roche and the Company;

               (b) By either the Company or Roche, upon written notice to the other parties hereto, if the stockholder approval contemplated by
         Section 6.1(a) hereof is not obtained by the Company at the Stockholder Meeting; or

               (c) By either the Company or Roche if the Effective Time has not occurred on or prior to September 30, 1995.

               7.2. Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article VII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement.


                                 ARTICLE VIII
                           MISCELLANEOUS AND GENERAL

               8.1. Expenses. Each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby.

               8.2. Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below:

               If to the Company:

                     Genentech, Inc.
                     490 Point San Bruno Boulevard
                     South San Francisco, California  94080
                     Attn.:  John P. McLaughlin
                     Telecopy:  415-952-9881

                     Richard D. Katcher, Esq.
                     Wachtell, Lipton, Rosen & Katz
                     51 West 52nd Street
                     New York, New York  10019
                     Telecopy:  212-403-2000

               If to Roche:

                     Roche Holdings, Inc.
                     c/o Roche Holding Ltd
                     Grenzacherstrasse 124
                     CH-4002 Basel
                     Switzerland
                     Telecopy:  011-41-61-688-1396
                     Attn.:  Dr. Felix Amrein

               with a copy to:

                     Peter R. Douglas, Esq.
                     Davis Polk & Wardwell
                     450 Lexington Avenue
                     New York, New York 10017
                     Telecopy:  212-450-4800

or to such other address as such party shall have designated by notice so given to each other party.

               8.3. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by the party against whom enforcement is sought.

               8.4. No Assignment. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided that, except as otherwise expressly set forth in this Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other party.

               8.5. Entire Agreement. Except as otherwise provided herein, this Agreement and the exhibits hereto embody the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the exhibits hereto and any writings expressly required hereby or thereby.

               8.6. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person or entity who or which is not a party hereto.

               8.7. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding brought by either party hereto and arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 8.7 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of New York other than for such purpose. Roche and the Company hereby waive any right to a trial by jury in connection with any such action, suit or proceeding.

               8.8. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws.

               8.9. Name, Captions, Etc. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified, (a) the terms "hereof", "herein" and similar terms refer to this Agreement as a whole and (b) references herein to Articles or Sections refer to articles or sections of this Agreement.

               8.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.



               IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.


                                       GENENTECH, INC.


                                       By:   /s/ G. Kirk Raab
                                          _________________________
                                          Name:  G. Kirk Raab
                                          Title: President and CEO



                                       ROCHE HOLDINGS, INC.


                                       By:   /s/ Henri B. Meier
                                          _________________________
                                          Name:  Henri B. Meier
                                          Title: Vice President



                                             HLR (U.S.) II, INC.


                                       By:   /s/ Felix Amrein
                                          _________________________
                                          Name:  Felix Amrein
                                          Title: Vice President